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                                                                    EXHIBIT 4.42
                                                             [Execution Version]


                              SIXTEENTH AMENDMENT
                              TO CREDIT AGREEMENT

                 THIS SIXTEENTH AMENDMENT TO CREDIT AGREEMENT, dated as of December __, 1996 (the "Sixteenth Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation), Furniture Comfort Corporation (formerly known as Mohasco Upholstered Furniture Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

                 A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Sixteenth Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

                 B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Sixteenth Amendment, to such amendment.

                                     TERMS

                 In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:


         Section 1        -       Covenants.

                 Section 4.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                      "SECTION 4.1     Financial Covenants of Borrowers.
                 Borrowers shall not at any time:

                                        4.1.1   Current Ratio.  Permit the
                 ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 0.075 to 1 on the last day of any fiscal quarter.

                                        4.1.2   [Intentionally Omitted].

                                        4.1.3   [Intentionally Omitted].

                                        4.1.4   [Intentionally Omitted].

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                                        4.1.5   Consolidated Net Worth.  Permit
                 Consolidated Net Worth to be less than: (i) $(285,000,000) on the last day of any fiscal quarter on or prior to March 31, 1997, (ii) $(290,000,000) on the last day of the fiscal quarter ended June 30, 1997, (iii) $(300,000,000) on the last day of the fiscal quarter ended September 30, 1997, and (iv) $(310,000,000) on the last day of the fiscal quarter ended December 31, 1997 and each fiscal quarter thereafter.

                                        4.1.6   Working Capital.  Permit
                 Working Capital to be less than: (i) $(290,000,000) on the last day of any fiscal quarter on or prior to March 31, 1997,
                 (ii) $(295,000,000) on the last day of the fiscal quarter ended June 30, 1997, (iii) $(300,000,000) on the last day of the fiscal quarter ended September 30, 1997, and (iv) $(308,000,000) on the last day of the fiscal quarter ended December 31, 1997 and each fiscal quarter thereafter.

                                        4.1.7   Total Debt.  Permit
                 Consolidated Indebtedness to exceed (i) $300,000,000 at any time on or prior to June 30, 1997, (ii) $315,000,000 at any time during the period from July 1, 1997 to September 30, 1997 and (iii) $320,000,000 at any time after September 30, 1997.


Section 2        -        Revolving Credit Maturity Date.

                 The definition of "Revolving Credit Maturity Date" in Section
6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                          "Revolving Credit Maturity Date" means January 2,
                 1998, when the Revolving Credit Note shall be due and payable in full.


         Section 3        -       Conditions to Effectiveness.  This Sixteenth
Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Sixteenth Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

         Section 4        -       Representations and Warranties.  The
Borrowers hereby jointly and severally represent and warrant to the Lender that:

                          (a)     the execution, delivery and performance by
each of the Borrowers of this Sixteenth Amendment (i) are within

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each of the Borrower's respective corporate powers, (ii) have been duly authorized by all necessary corporate actions of each of the Borrowers and
(iii) do not and will not (X) violate any requirement of law, (Y) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or (Z) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect; and

                          (b)     that, after giving effect to this Sixteenth
Amendment, all the representations and warranties of the Borrowers contained in the Credit Agreement shall be true and correct in all material respects.

         Section 5        -       Miscellaneous.

                          (a)     The Credit Agreement, as amended hereby,
shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

                          (b)     This Sixteenth Amendment may be executed in
any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

                          (c)     This Sixteenth Amendment shall be construed
in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

                          (d)     Any and all notices, requests, certificates
and other instruments executed and delivered after the execution and delivery of this Sixteenth Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Sixteenth Amendment, but nevertheless all such references shall be deemed to include this Sixteenth Amendment unless the context shall otherwise require.

                          (e)     This Sixteenth Amendment shall be governed
by, and construed in accordance with, the law of the State of New York.

                            [SIGNATURE PAGES FOLLOW]





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                 IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.


                                    COURT SQUARE CAPITAL LIMITED


                                    By:      /s/ M. SALEEM MUQADDAM
                                             -----------------------------
                                             M. Saleem Muqaddam
                                             Vice President


                                    CONSOLIDATED FURNITURE CORPORATION


                                    By:      /s/ JOHN B. SGANGA
                                             -----------------------------
                                             John B. Sganga
                                             Executive Vice President,
                                               Chief Financial Officer,
                                               Treasurer and Controller


                                    FURNITURE COMFORT CORPORATION


                                    By:      /s/ JOHN B. SGANGA
                                             -----------------------------
                                             John B. Sganga
                                             Executive Vice President,
                                               Treasurer and Secretary


                                    SSC CORPORATION


                                    By:      /s/ JOHN B. SGANGA
                                             -----------------------------
                                             John B. Sganga
                                             Executive Vice President,
                                               Treasurer and Secretary


                                    CHOICE SEATS CORPORATION


                                    By:      /s/ JOHN B. SGANGA
                                             -----------------------------
                                             John B. Sganga
                                             Executive Vice President,
                                               Treasurer and Secretary




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